Exhibit 99.2

ZIOPHARM Oncology Announces Promising Data from Phase 1b Study of Palifosfamide in Small Cell Lung and Other Cancers at AACR-NCI-EORTC Meeting

NEW YORK, NY – November 14, 2011 – ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP), a drug development company employing small molecule and synthetic biology approaches to cancer therapy, announced today promising clinical results from an ongoing multicenter Phase 1b, open-label, dose escalation study of intravenous (IV) palifosfamide (Zymafos® or ZIO-201) in combination with etoposide and carboplatin in patients with small cell lung cancer (SCLC) and other selected cancers. The data are being presented at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics, being held November 12-16, in San Francisco.

Palifosfamide is a novel DNA cross-linker in class with bendamustine, ifosfamide, and cyclophosphamide. The ongoing Phase 1b study was designed to assess the safety and efficacy of palifosfamide in combination with carboplatin and etoposide (PaCE) in SCLC and other cancers in which carboplatin plus etoposide is considered an appropriate therapeutic option. A previous randomized study evaluating the addition of ifosfamide to cisplatin and etoposide in SCLC demonstrated improved survival, but with a disabling increase in toxicity with the combination. The rationale for substituting palifosfamide for ifosfamide in this three-drug regimen includes the abrogation of ifosfamide-metabolite related toxicities, an ability to increase the dose delivered over time, and avoiding resistance mediated by aldehyde dehydrogenase (ALDH) overexpression. ALDH overexpression is associated with cancer cell stem-like potential in several tumor types and is thought to confer resistance to ifosfamide and cyclophosphamide.

A total of 22 patients (11 females and 11 males) have been treated to date in the study: 7 with SCLC, 3 with non-SCLC, 3 with ovarian cancer, 1 with germ cell tumor and 8 with other cancers. The maximum tolerated dose of palifosfamide was determined to be 130 mg/m2 when administered in combination with etoposide (90 mg/m2 with an additional cohort ongoing at 100 mg/m2) and carboplatin (AUC4). The dose limiting toxicity was neutropenic fever.

Of the 22 patients, 13 are evaluable for efficacy. Seven are not yet evaluable for response and 2 patients did not continue beyond cycle 1 due to an adverse event. Among the 13 patients evaluable for efficacy, there were 5 patients with partial responses (PR), 4 with stable disease (SD), and 4 with progressive disease (PD). Of the 4 patients with SCLC, 2 showed PR, 1 SD and 1 PD. Partial responses were also seen in non-SCLC (1), ovarian cancer (1), and germ cell tumor (1).

“I am very enthusiastic about this investigational drug in SCLC. Ifosfamide, in combination with carboplatin and etoposide, is one of the few treatments to have demonstrated a survival advantage in SCLC, yet is often too toxic to be used effectively,” said Wael A. Harb, M.D., Medical Director of Clinical Research, Indiana University Health Arnett, Hoosier Oncology Group, and lead author. “The combination with palifosfamide appears to be well tolerated and has demonstrated promising clinical activity in SCLC, germ cell tumor and ovarian cancer. I look forward to participating in the confirmatory study in SCLC.”

“Based on past studies and my experience in SCLC, I am encouraged by these data and the potential of a combination regimen using palifosfamide, carboplatin and etoposide,” said Lawrence Einhorn, M.D., Distinguished Professor at the Simon Cancer Center of Indiana University Medical Center, Lance Armstrong Foundation Chair in Oncology, former President of ASCO and a member of ZIOPHARM's Medical Advisory Board. “Small cell lung cancer is a disease in desperate need of an effective treatment option, as the standard of care has remained unchanged after decades of research. These early data are not only an important step forward for palifosfamide in SCLC but also potentially other solid tumors.”

SCLC is almost exclusively associated with cigarette smoking and the majority of patients with extensive disease are treated front-line but relapse with a very high mortality within one year.  According to the American Cancer Society, approximately 15 percent of lung cancers are SCLC, or an incidence of approximately 33,400 patients yearly in the U.S. There is expected to be a substantially growing incidence worldwide.

About ZIOPHARM Oncology, Inc.:

ZIOPHARM Oncology is a biopharmaceutical company engaged in the development and commercialization of a diverse portfolio of cancer therapeutics. The Company’s small molecule programs include:

Palifosfamide (Zymafos® or ZIO-201) is a novel DNA cross-linker in class with bendamustine, ifosfamide, and cyclophosphamide and is currently in a randomized, double-blinded, placebo-controlled Phase 3 trial with palifosfamide administered intravenously for the treatment of metastatic soft tissue sarcoma in the front-line setting. The Company is also currently conducting a Phase 1 study of palifosfamide in combination with standard of care for addressing small cell lung cancer; an oral form of palifosfamide continues in preclinical study.

Darinaparsin (Zinapar® or ZIO-101) is a novel mitochondrial-targeted agent (organic arsenic) currently in a solid tumor Phase 1 study with oral administration and has been developed intravenously for the treatment of relapsed peripheral T-cell lymphoma.

Indibulin (Zybulin™ or ZIO-301) is a novel, oral tubulin binding agent that is expected to have several potential benefits including oral dosing, application in multi-drug resistant tumors, no neuropathy and a quite tolerable toxicity profile. It is currently being studied in Phase 1/2 in metastatic breast cancer.

ZIOPHARM is also pursuing the development of novel DNA-based therapeutics in the field of cancer pursuant to a partnering arrangement with Intrexon Corporation. The partnership includes two existing clinical-stage product candidates, both of which are currently in Phase 1.

ZIOPHARM's principal operations are located in Boston, MA with an executive office in New York City and a small satellite office in Germantown, MD. Further information about ZIOPHARM may be found at www.ziopharm.com.

ZIOP-G

Forward-Looking Safe Harbor Statement:

This press release contains certain forward-looking information about ZIOPHARM Oncology that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our ability to successfully develop and commercialize our therapeutic products; our ability to expand our long-term business opportunities; financial projections and estimates and their underlying assumptions; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether Palifosfamide, Darinaparsin, Indibulin, or any of our other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether Palifosfamide, Darinaparsin, Indibulin, and our other therapeutic products will be successfully marketed if approved; whether our DNA-based biotherapeutics discovery and development efforts will be successful; our ability to achieve the results contemplated by our collaboration agreements; the strength and enforceability of our intellectual property rights; competition from pharmaceutical and biotechnology companies; the development of and our ability to take advantage of the market for DNA-based biotherapeutics; our ability to raise additional capital to fund our operations on terms acceptable to us; general economic conditions; and the other risk factors contained in our periodic and interim SEC reports including but not limited to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and our Current Reports on Form 8-K filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contacts:

For ZIOPHARM:
Tyler Cook
ZIOPHARM Oncology, Inc.
617-259-1982
tcook@ziopharm.com

Media:
David Pitts
Argot Partners
212-600-1902
david@argotpartners.com